Exhibit 10.8

WHEN RECORDED RETURN TO: Global Water Resources, LLC 21410 N. 19th Avenue	OFFICIAL RECORDS OF PINAL COUNTY RECORDER LAURA DEAN-LYTLE
DATE/TIME: 01/15/08 1418
FEE: $75.00
PAGES: 67
Suite 201 Phoenix, Arizona 85027	FEE NUMBER: 2008-004128

INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENT

THIS INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENT (this “Agreement”) is entered into as of January 8, 2008 between Global Water Resources, LLC, a Delaware limited liability company (“GWR” and “Coordinator”) and The Orchard at Picacho, LLC, an Arizona limited liability company (“Landowner”).

RECITALS

A.        Coordinator is engaged in the business of, among other things, providing services or benefits to landowners, such as: (i) developing master utility plans for services including natural gas, electricity, cable television, Internet, intranet, and telecommunications; (ii) providing construction services for water and wastewater treatment facilities, and (iii) providing financing for the provision of infrastructure in advance of and with no guarantee of customer connections.

B.        Coordinator of Global Water - Picacho Water Company (“PWC”) and Global Water - Picacho Utilities Company (“PUC”) and provides equity for its subsidiaries capital construction and improvements.

C.        PWC and PUC are Arizona public service corporations and are currently seeking jointly seek certificates of convenience and necessity (“CC&Ns”) from the Arizona Corporation Commission (“ACC”) to provide water, waste water and reclaimed water plant and services (collectively “Utility Services”) in a designated geographic area within the State of Arizona. Through Coordinator, PWC and PUC shall provide water, wastewater and reclaimed water plant and services to the Development.

D.        Landowner is in the process of entitling and/or developing certain real property, as more fully described on Exhibit A hereto (the “Land”) and, in connection therewith, desires (i) to engage Coordinator to provide various services including but not limited to arranging and coordinating for the Landowner the provision of water and wastewater utility services by PWC and PUC with respect to the Land pursuant to the terms and conditions hereinafter set forth, and (ii) work with PWC and PUC to include the Land in new CC&N service areas. Landowner may entitle and sell the land in multiple phases to entities for future development. Through Coordinator, Landowner has requested water and wastewater services from GWR, and GWR through PWC and PUC has agreed to provide such services to Landowner. Coordinator shall use good faith efforts to provide “will serve” letters and a notice of intent to serve from PWC and PUC for Landowner and file for CC&N Approval within 60 days of execution of this Agreement.

E.        The parties acknowledge that the formation of the CC&N may not be finalized until such time as the appropriate Arizona Department of Water Resources (“ADWR”), Arizona Department of Environmental Quality (“ADEQ”) and Central Arizona Association of Governments (“CAAG”) permits and approvals are in place.

F.        The parties recognize and acknowledge that this Agreement is a financing and coordinating agreement only. The fees contemplated in this Agreement represent an approximation of the carrying costs associated with interest and capitalized interest associated with the financing of infrastructure for the benefit of the Landowner until such time as the rates associated from the provision of services within the areas to be served as contemplated by this agreement generate sufficient revenue to carry the on going carrying costs for this infrastructure. Nothing in this Agreement should be construed as a payment of principal, a contribution or advance to the utilities and will bear no repayment of any kind or nature in the future.

H.        The parties recognize, acknowledge and agree that this Agreement is contingent upon a thirty (30) acre wastewater treatment site for the Water Reclamation Facility (“WRF”), as will be outlined in the CAAG 208 document to be filed by PUC, being deeded to PUC prior to the filing of an Aquifer Protection Permit by PUC. The parties also recognize, acknowledge and agree that this Agreement is contingent upon a six (6) acre water treatment site (“WTP”) being deeded to PWC within twelve months of the execution of this Agreement. In the event PUC, PWC and/or Coordinator fails to satisfy and/or meet any and all CC&N conditions or other regulatory requirements, both the land for the WRF and WTP shall revert to Landowner and PUC, PWC and/or Coordinator shall deed such land to Landowner.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Obligations of Coordinator. Upon execution of this Agreement, Coordinator shall undertake good faith efforts to legally form PWC and PUC, then facilitate, arrange and/or coordinate with PWC and PUC, as necessary, to provide Utility Services to Landowner, including without limitation, obtaining all necessary permits and approvals from ACC, ADWR, ADEQ and CAAG to form the CC&Ns of PWC and PUC to include the Land. Water and wastewater lines will be constructed to the property line of the Land and reclaimed water lines will be constructed to a water storage facility within the Land, at locations to be designated by Coordinator collectively (the “Delivery Point”) in consultation with Landowner. In addition to other administrative services to be provided by Coordinator, Coordinator shall undertake good faith efforts to coordinate and provide access to utility agreements currently in place to benefit the Land. These utility agreements may include the provision of natural gas, electricity, telephone, cable television, Internet, and intranet services. Coordinator will use its good faith efforts to facilitate modifications to existing utility agreements (including agreements with utility service providers other than with PWC and PUC) to include the Land within the service areas of other utility service providers. Landowner acknowledges and agrees that nothing in this Agreement is intended to prohibit Coordinator, its successors or assigns or their respective subsidiaries or affiliates from investing in or owning companies formed for purposes of providing any one or more of the utility services contemplated in this Agreement. Landowner shall not be obligated to enter into any agreements with Coordinator, its successors or assigns, or their respective subsidiaries or affiliates to accept any utility services without Landowner’s written approval, in Landowner’s sole discretion, subject to applicable regulatory approvals.

PWC and PUC will construct the appropriate wastewater treatment facilities to treat wastewater flows from the Land which will constitute approximately 8,000 equivalent dwelling units.

2.        Coordination with PWC and PUC. Coordinator shall make good faith efforts to arrange and obtain for Landowner from PWC and PUC to provide the services more fully described on Exhibit D hereto. Landowner or any successor to Landowner desiring the delivery of Utility Services to any portion of the Land must enter into separate Water Facilities Extension and Wastewater Facilities Extension Agreements (the “Extension Agreements”) with PWC and PUC respectively, at the time any portion of the Land has received final plat approval from Pinal County (“Plat Approval”), Unless otherwise agreed by the parties, the Extension Agreement shall be in the form attached hereto as Exhibits E and F.

3.        Obligations of Landowner. Landowner agrees to cooperate with Coordinator as reasonably requested by Coordinator and agrees to provide all information and documentation about the Land reasonably necessary for Coordinator to comply with its obligations under this Agreement. In addition, Landowner agrees to grant to PWC and PUC, all necessary easements and rights of way for the construction and installation and subsequent operation, maintenance and repair of the Utility Services. Such easements and rights of way shall be of adequate size, location and configuration so as to allow PWC and PUC ready and all weather access to all facilities for maintenance and repairs and other activities reasonably necessary to provide safe and reliable water and wastewater Utility Services. As Landowner ceases to utilize Land, or portions thereof, for farming or raising of stock, Landowner shall thereafter provide and transfer to PWC the prorated portion of any and all water rights, which are owned by Landowner at the time of the including, but not limited to, Grandfathered Irrigation Rights, Type I rights and /or Type II rights which run with or relate to the Land and which Coordinator determines, in its sole discretion, to be useful. As Landowner ceases to utilize the Land, or portions thereof, Landowner shall thereafter transfer and convey to PWC at no cost to PWC (or Coordinator) any wells on such Land that PWC, in its sole discretion, deems useful for PWC, whether operational, abandoned, agricultural or otherwise. In addition, if PWC identifies well sites on the Land that PWC, in its sole discretion, deems useful for PWC, Landowner shall cause such well sites to be identified on the Plat Approval and dedicated to PWC in fee, free of all liens, claims and encumbrances of any kind or nature whatsoever; provided that the well site location is not located within areas identified in the current or any approved preliminary plans as areas to be used for entrances, entry monumentation or public roadways. Any well sites not transferred to PWC are to be decommissioned at the Landowner’s expense. Both parties acknowledge that until effluent is available for the Land, groundwater from wells on the Land may be utilized. The Coordinator will use its reasonable efforts to obtain an Interim Use Permit with ADWR on behalf of the Landowner or the Landowners homeowner association to allow the use of groundwater until effluent is available. Specific identifiable costs associated with completing the Interim Use Permit will be reimbursed by Landowner to Coordinator subject to written documentation of such costs. Such costs may include engineering plans prepared by Landowner’s engineering firm for the benefit of ADWR subject to Landowner’s prior written notice.

4.        Payment Obligations. Landowner, or its assigns in title and/or successors in title, shall pay Coordinator the sum of $5,015.00 per EDU in the Development (the “Landowner Payment.”), adjusted upward based on a CPI Factor, which is defined as the Consumer Price Index – United States City Average – for All Urban Consumers. All Items published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), with the Index for the month the CC&N application is filed for this area being treated as the base Index, plus two percent (2%). If the Index is discontinued or revised during the term of this letter, such other government index or computation with which it is replaced shall be utilized, and modified as necessary, to obtain substantially the same result as would be obtained if the Index had not been so discontinued or revised. For example, if the Landowner Payment was due in February 2007 and the most current available Index was 187.3 and the Index for January 2006 was 182.5, the Landowner Payment per EDU would be calculated as follows: $5,015 x 187.3/182.5 x 1.02 = $5,147. The number of EDUs within the Development shall be calculated as follows: (i) each single family residential EDU included in the plat approval shall constitute one (1) EDU and (ii) each gross acre of commercial or industrial property included in the Plat approval shall constitute four point eight (4.8) EDUs. Following the Plat approval, Landowner and Coordinator shall reconcile the amount paid by Landowner pursuant to the preceding sentence with the actual Landowner Payment and Landowner shall pay to Coordinator or Coordinator shall pay to Landowner, as the case may be, the amount necessary to reconcile such payment. The CPI factor is only applicable to that particular unpaid portion of the $5,015 per EDU base fee.

The following describes the timing of payments for residential EDUs contingent on the base year price of $5,015 per EDU. Until a plat approval is received, residential EDUs are assumed to be at

3.5 EDU per acre. Any additional amounts due for the CPI Factor is paid as each phase is final platted.

-

Of this amount, $65 per EDU for all EDUs is payable upon signing of the Infrastructure Financing and Coordination Agreement and will be used to secure the necessary permits required to construct and operate the planned infrastructure (“Initial Payment”).

-

$500 per EDU for all residential EDUs is payable when all approvals are in place to begin the construction of the planned phase one infrastructure to serve 2,000 EDUs. This payment is due within fifteen (15) days after a “Start Work Notice” has been issued by the Coordinator.

-	At final plat approval, $4,450 per EDU is payable for all EDUs final platted and $250 is payable for remaining EDUs within the development.
-

For the balance of the EDUs to be final platted in the future, $4,200 per EDU is payable at final plat. The Coordinator will true up any discrepancy with respect to the actual number of EDUs at final plat against EDUs estimated at the time of signing this agreement. Either the Coordinator will pay the Landowner or the Landowner will pay the Coordinator that difference contemporaneous with the final payment as triggered by the final platted parcel(s) in the Development.

An example of how this would calculate for land included in the CC&N with 7,700 residential EDU’s developed in phases of 500 EDU’s each:

-	$65 times 7,700 EDU’s or $500,500 is due upon signing of the Infrastructure Financing and Coordination Agreement.
-	$500 times 2,000 EDU’s or $1,000,000 is due fifteen (15) days after Coordinator mails the Start Work Notice.
-

$4,450 plus the CPI Factor times 500 final platted EDU’s, or $2,225,000, plus $250 times remaining 7,200 preliminary platted EDU’s, or $1,800,000 for a total of $4,025,000 is due at the first final plat approval for the first 500 EDU’s.

-	Then, $4,200 plus the CPI Factor per EDU is payable when the remaining EDU’s are final platted.

The following describes the timing of payments for commercial and industrial property based on the $5,015 per EDU base year price at 4.8 EDU’s per acre. Any additional amount due for the CPI Factor is aggregated with the total fee.

-	Of this amount, $65 per EDU for all commercial or industrial acres is payable upon signing of the Infrastructure Financing and Coordination Agreement.
-	The remaining $4,950 per EDU is payable when the County approves the “Commercial or Industrial Site Plan”.
-	An example of how this would calculate for a commercial or industrial section of land with 30 acres in size would be as follows:

¡	$65 x 30 acres x 4.8 EDU/acre or $9,360 is due upon signing of the Infrastructure Financing and Coordination Agreement.
¡	$4,950 plus the CPI Factor x 30 acres 4.8 EDU/acre or $712,800 is due and payable when the County approves the Commercial or Industrial Site Plan.

The parties acknowledge that additional fees will be billed to the commercial and industrial end user based upon the ultimate use of the land and fixtures thereon. Fees payable to PWC and PUC, and reimbursement for certain costs and expenses incurred by Landowner with respect to the obtaining of Utility Services are not the subject of this Agreement and shall be paid and reimbursed to the appropriate parties in accordance with the Extension Agreements.

4.1        Payment Obligations for Costs of Permits for Utility Services. The parties to this agreement agree that the various costs of permitting of the Utility Services will cost $500,500 ($65 x 7,700 EDUs), due at signing of this Agreement and consists as follows:

●	Formation of two new legal entities:

●	Filing for the application for the formation of the CC&Ns with the ACC;

●	Filing of the Central Arizona Association of Governments 208 Wastewater areawide plan amendment (“CAAG208”);

●	Filing of the application for an Aquifer Protection Permit (“APP”) with the ADEQ;

●	Filing of the Arizona Pollutant Discharge Elimination System (“AZPDES”) with the ADEQ; and

●	Filing for a Certificate of Designation for PWC in conjunction with obtaining a 100-year assured water supply designation with ADWR.

4.2        Guaranteed Minimum Payment. The guaranteed minimum payment from the Landowner for Infrastructure Coordination and Finance Fees per quarter shall commence upon substantial completion of the water reclamation facility and remains payable until 1,500 of the EDU’s have received a final plat approval and the Landowner

Payments have been paid in full to Coordinator. The guaranteed minimum payment that Landowner must pay per quarter is as follows:

A.    For the first year, starting with the date of substantial completion, Landowner will pay Coordinator the equivalent of 80 EDU’s per quarter for the unpaid portion of the $5,015 per EDU.

B.    The second year after substantial completion, Landowner must pay Coordinator the equivalent of 125 EDU’s per quarter for the unpaid portion of the $5,015 per EDU.

C.    The third year after substantial completion, Landowner must pay Coordinator the equivalent of 170 EDU’s per quarter for the unpaid portion of the $5,015 per EDU.

Under this section, Coordinator acknowledges and agrees that Landowner shall be obligated to make payment only for the first 1,500 EDUs that are connected to the system and are actively being billed monthly. Coordinator acknowledges that Landowner intends to sell the land to other builders and developers who will make and assume the obligations for the Infrastructure Coordination and Finance Fee payments to Coordinator under this Agreement. To the extent Coordinator receives payments from such builders or developers for amounts already paid to Coordinator by Landowner, Coordinator shall refund such amounts to Landowner. Finally, to the extent sales in the first year exceed 125 EDUs per quarter and payments are made under this Agreement, such payments shall be credited against Landowner’s guaranteed minimum payment obligation of 1,500 EDUs under this paragraph on a going forward basis.

5.        Security. Landowner is to provide security for the guaranteed minimum payments described in section 4.2 in a form reasonably acceptable to GWR in its sole discretion. Such security agreement/guaranty is attached as Exhibit G to this Agreement, and will be executed at the time of the payment of the Start Work Notice. The entity executing the security agreement/ guaranty must be a different legal entity than Landowner. The parties agree that the

Deed of Trust referred to in Exhibit G must be recorded in first position (which Obligor shall cause to occur by satisfaction or subordination of any existing liens or encumbrances) against the real property described on Exhibit 1 to the Deed of Trust and will be executed at the time of the payment of the Start Work Notice. The real property referred to in Exhibit 1 of that Deed of Trust must be real property other than the Land as described in this Agreement. The parties may opt to collateralize the security agreement/guaranty with another form of collateral other than the Deed of Trust so long as the other form of collateral is acceptable to Coordinator. In the event the Landowner defaults on the guaranteed minimum payments, Coordinator will first seek its remedies against the guarantor and the collateral of the security agreement/guaranty before it proceeds against Landowner and files a lien against the Land.

5.1        Release of Security Agreement/Guaranty. Coordinator will release the security agreement/guaranty if Landowner sells the Land to another developer or homebuilder that has the comparable financial stability and creditworthiness as homebuilders such as DR Horton, Engle Homes, Standard Pacific, Lennar Communities, Pulte Homes, KB Homes, Shea Homes, or Fulton Homes.

5.2        Partial Release of Security Agreement/Guaranty. Coordinator will partially release and reduce the obligation that the security agreement/guaranty secures if Landowner sells a portion of the Land to another developer or homebuilder that has the comparable financial stability and creditworthiness as homebuilders such as DR Horton, Engle Homes, Standard Pacific, Lennar Communities, Pulte Homes, KB Homes, Shea Homes, or Fulton Homes. The amount of the security agreement/guaranty that Coordinator will release will be determined before the closing of the sale of the portion of the Land to the subsequent developer or homebuilder.

6.        Sizing of Water Distribution Mains and Sanitary Sewer Collection Mains. Coordinator, from time to time may, at its own discretion, decide to oversize certain water distribution mains and wastewater collection mains to service properties or planned developments not currently contemplated within the scope of this Land. Any and all cost of oversizing these lines will be at the sole cost of GWR, including any and all engineering or other costs incurred by Landowner as a result of such oversizing.

7.        No Partnership. Coordinator is acting as an independent contractor pursuant to this Agreement. Nothing in this Agreement shall be interpreted or construed (i) to create an association, agency relationship, joint venture, or partnership among the parties or to impose any partnership obligation or liability upon either party, or (ii) to prohibit or limit the ability of Coordinator to enter into similar or identical agreements with other landowners, even if the activities of such landowners may be deemed to be in competition with the activities or Landowner.

8.        Default.

(a)        Landowner shall be deemed to be in material default under this Agreement upon the expiration of ten (10) days, as to monetary defaults, and thirty (30) days, as to non-monetary defaults, following receipt of written notice from Coordinator specifying the particulars in which a default is claimed unless, prior to expiration of the applicable grace period (ten (10) days or thirty (30) days, as the case may be), such default has been cured.

(b)        In the event either party to this Agreement is in material default under this Agreement, the provisions hereof may be enforced by any remedy permitted by law for specific performance, injunctive, or other equitable remedies in addition to any other remedy available at law or in equity. In this regard, in the event Landowner fails to pay any amount as and when due (including the Landowner Payment), which failure is not cured within ten (10) days after notice thereof in accordance with the provisions of Section 6(a) above, such delinquent amounts shall bear interest at the rate of fifteen percent (15%) per annum from the due date until paid. In addition, to the extent such sums remain unpaid following such ten (10) day period, Coordinator may claim a contractual lien for such sum, together with interest thereon as set forth above, which may be foreclosed against only that portion of the Land owned by the defaulting landowner in the manner prescribed by law for the foreclosure of realty mortgages; Coordinator agrees that as and when portions of the Property are sold, the obligations hereunder shall be bifurcated based on the land area sold and each landowner shall be solely (and not jointly) responsible for all sums owed with respect to the land areas that it owns and shall not have any obligation or liability for the failure of any other owner of any portion of the Land.

(c)        Subject to the limitations described in the last sentence of the subsection (b) above, amounts owed but not paid when due by Landowner shall be a lien against the Land that the parties agree shall relate back to the date upon which an executed copy of this Agreement is recorded in the Pinal County Recorders Office along with a document entitled Preliminary Notice of Contractual Lien which sets forth:

i.	The name of the lien claimant;

ii.	the name of the party or then owner of the property or interest against which the lien is claimed;

iii.	and a description of the property against which the lien is claimed.

Coordinator understands that Landowner has not yet closed on its purchase of the land subject to this Agreement and such purchase currently is in escrow. As a result, Coordinator may not record this Agreement with the Pinal County Recorder until (a) Landowner has closed on its purchase of the Land and assumed title or (b) the current property owner has consented in writing to recordation of this Agreement against the land.

(d)        The lien shall take effect only upon recordation of a claim of contractual lien as described below in the office of the County Recorder by Coordinator, and shall relate back to the date when the Preliminary Notice of Contractual Lien and executed copy of the Agreement were recorded, as set forth in paragraph (c) above. Coordinator acknowledges and agrees to work with the Master Developer for the Project and its lenders to the extent reasonably possible to subordinate this agreement to allow additional financing to occur. Coordinator shall give written notice of any such lien. The Notice and Claim of Contractual Lien shall include the following:

(i)	The name of the lien claimant.

(ii)	The name of the party or then owner of the property or interest against which the lien is claimed.

(iii)	A description of the property against which the lien is claimed.

(iv)	A description of the default or breach that gives rise to the claim of lien and a statement itemizing the amount of the claim.

(v)	A statement that the lien is claimed pursuant to the provisions of this Agreement and reciting the date of recordation and recorder’s document number of this Agreement.

(vi)

The notice shall be acknowledged, and after recordation, a copy shall be given to the person against whose property the lien is claimed in any manner prescribed under Section 15 of this Agreement. The lien may be enforced in any manner allowed by law, including without limitation, by an action to foreclose a mortgage or mechanic’s lien under the applicable provisions of the laws of the State of Arizona.

(e)        If the Landowner posts either (i) a bond executed by a fiscally sound corporate surety licensed to do business in the State of Arizona, or (ii) an irrevocable letter of credit from a reputable financial institution licensed to do business in the State of Arizona reasonably acceptable to Coordinator, which bond or letter of credit (a) names Coordinator as the principal or payee and is in form satisfactory to Coordinator, (b) is in the amount of one and one-half (1- 1/2) times the claim secured by the lien, and (c) unconditionally provides that it may be drawn on by Coordinator in the event of a final judgment entered by a court of competent jurisdiction in favor of Coordinator, then Coordinator shall record a release of the lien or take such action as may be reasonably required by a title insurance company requested to furnish a policy of title insurance on such property to delete the lien as an exception thereto. Landowner shall post the bond or letter of credit by delivery of same to Coordinator. All costs and expenses to obtain the bond or letter of credit, and all costs and expenses incurred by Coordinator, shall be borne by Landowner, unless Landowner is the prevailing party in any litigation challenging the claimed lien.

9.        Non Issuance of CC&N Expansion. In the event that Coordinator PWC and PUC are unable to obtain all of the necessary approvals from the ACC, ADWR and ADEQ within twenty-four (24) months of the execution of this Agreement, then the Landowner or Coordinator at either party’s option may terminate this Agreement without recourse to either party. In the event of termination of the Agreement, Coordinator shall remove or cause to be removed any registration of this Agreement with Pinal County and waive any lien rights it may have under this Agreement. The initial $65/EDU for permitting activities are non-refundable in any event.

10.        Attorneys’ Fees. If any dispute arises out of the subject matter of this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party its reasonable costs, expenses and attorney’s fees incurred in litigating, arbitrating, or otherwise resolving such dispute. The parties’ obligations under this Section shall survive the closing under this Agreement.

11.        Applicable Law; Venue; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary. The parties consent to jurisdiction for purposes of this Agreement in the State of Arizona, and agree that Pinal County, Arizona, shall be proper venue for any action brought with respect to this Agreement.

12.        Interpretation. The language in all parts of this Agreement shall in all cases, be construed as a whole according to its fair meaning and not strictly for nor against any party. The section headings in this Agreement are for convenience only and are not to be construed as a part hereof. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or any exhibits thereto. Except where specifically provided to the contrary, when used in this Agreement, the term “including” shall mean without limitation by reason of enumeration. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person(s) or entity(ies) may require.

13.        Counterparts. This Agreement shall be effective upon execution by all parties hereto and may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

14.        Entire Agreement. This Agreement constitutes the entire integrated agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties with respect to such subject matter. This Agreement may not be amended except by a written instrument executed by all parties hereto.

15.        Additional Instruments. The parties hereto agree to execute, acknowledge, and deliver to each other such other documents and instruments as may be reasonably necessary or appropriate to evidence or to carry out the terms of this Assignment.

16.        Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

17.        Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

18.        Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the party to whom the same is directed or sent by registered or certified mail, return receipt requested, addressed to the addresses set forth on the signature page hereto. Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered if delivered personally, or three business days after the time when the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid, or if given by any other method, upon actual receipt; provided that notwithstanding the foregoing, notice of any change of address shall be effective only upon actual receipt of such notice.

19.        Binding Effect; Partial Releases. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties. This Agreement constitutes a covenant running with the land, shall be binding upon the Land for the benefit of Coordinator, its successors and assigns and any person acquiring any portion of the Land, upon acquisition thereof, shall be deemed to have assumed the obligations of Landowner arising from this Agreement with respect only to that portion of the Land acquired without the necessity for the execution of any separate instrument. If phases and/or parcels within the Land are sold individually, Coordinator will ensure that at such time as the Landowner Payment has been paid in full for that particular phase and/or parcel, Coordinator shall release this Agreement of record from that particular phase and/or parcel, without releasing the Agreement from any other portion of the Land for which the Landowner Payment has not been paid in full. It is the intent of this Agreement to release that portion of any lien which relates to parcels and or plats that are paid in full.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

COORDINATOR:
Global Water Resources, LLC a Delaware Limited Liability Company

By:	/s/ Cindy M. Liles
Cindy M. Liles
Senior Vice-President

LANDOWNER:

The Orchard at Picacho, LLC an Arizona limited liability company

By:	Picacho Citrus 930, LLC an Arizona limited liability company its Managing Member

	By:	/s/ Harold Christ
	Name:	Harold Christ
	Its:	Managing Member

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

On Jan 11 2008, before me, Jennie L. Critchfield, a Notary Public in and for said state, personally appeared Cindy M. Liles, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Jennie L. Critchfield
Notary Public in and for said State

My Commission Expires:         4/18/09

STATE OF ARIZONA	)
) ss.
County of Pinal )

On December 18, 2007, before me, Staci A. David, a Notary Public in and for said state, personally appeared Harold Christ personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Staci A. David
Notary Public in and for said State

My Commission Expires: April 19, 2011

EXHIBIT A

INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENT

LEGAL DESCRIPTION OF LAND

EXHIBIT A

Legal Description of the Real Property

PARCEL NO. 1:

Lots 1, 3 and 4;

the Northeast quarter of the Northwest quarter;

the Northwest quarter of the Northeast quarter;

the East half of the Southwest quarter;

the West half of the Southeast quarter; and

the Southeast quarter of the Southeast quarter all in Section 7, Township 8 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona;

EXCEPT an undivided l/8th interest in and to all minerals, oil and gas in and under said premises as reserved in Deed recorded April 24, 1952, in Docket 60, page 41, records of Pinal County, Arizona.

PARCEL NO. 2:

The Northeast quarter of the Northeast quarter of Section 7, Township 8 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona.

PARCEL NO. 3:

The Southeast quarter of the Northwest quarter of Section 7, Township 8 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona.

EXCEPT an undivided 1/8th interest in and to all minerals, oil and gas in and under said premises as reserved in Deed recorded April 24,1952 in Docket 60, page 45, records of Pinal County, Arizona.

PARCEL NO. 4:

The East half of the Northwest quarter of Section 18, Township 8 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona.

PARCEL NO. 5:

Lot 2, the South half of the Northeast quarter and the Northeast quarter of the Southeast quarter of Section 7, Township 8 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona;

EXCEPT 1/16th interest of all gas, oil, metal and mineral rights as reserved unto the State of Arizona in Patent recorded in Docket 432, Page 321, records of Pinal County, Arizona; and

EXCEPT an undivided l/8th interest in and to all minerals, oil and gas in and under said premises as reserved in Deed recorded April 24, 1952 in Docket 60, page 41, records of Pinal County, Arizona.

PARCEL NO. 6:

The Northeast quarter of Section 18, Township 8 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona;

EXCEPT an undivided 1/8th interest in and to all minerals, oil and gas in and under said premises as reserved in Deed recorded April 24, 1952, in Docket 60, page 41, records of Pinal County, Arizona.

PARCEL NO. 7:

Lots 1 and 2 of Section 18, Township 8 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona.

PARCEL NO. 8:

A portion of the Southwest quarter of Section 18, Township 8 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona, more particularly described as follows:

Commencing at the Southwest corner of said Section 18, being found a GLO brass cap, from whence the South quarter corner of said Section 18, being found a 2 inch brass cap, bears South 89 degrees 56 minutes 44 seconds East, a distance of 2507.07 feet;

thence North 00 degrees 28 minutes 12 seconds East, along the West line of Section 18, a distance of 2541.72 feet to the POINT OF BEGINNING;

thence continuing North 00 degrees 28 minutes 12 seconds East, a distance of 100.00 feet to the West quarter corner of said Section 18, being found a 1/2 inch pipe;

thence South 89 degrees 53 minutes 41 seconds East, along the East-West mid-section line of said Section 18, a distance of 2482.73 feet to the center of said Section 18;

thence South 00 degrees 03 minutes 29 seconds East, along the North-South mid-section line of said Section 18, a distance of 53.00 feet;

thence South 89 degrees 01 minutes 16 seconds West, a distance of 2483.96 feet to the POINT Of BEGINNING.

EXHIBIT B

INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENT

SITE PLAN

EXHIBIT C

INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENT

START WORK NOTICE TRIGGER

$500 per EDU for 2,000 residential EDUs is payable when all approvals are in place to begin the construction of the planned phase one utility infrastructure and the Landowner provides written notice to Coordinator to commence the bidding of the construction jobs. This payment is due within fifteen (15) days after a “Start Work Notice” has been issued by the Coordinator.

EXHIBIT D

INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENT

DESCRIPTION OF PWC AND PUC SERVICES TO BE COORDINATED BY

COORDINATOR Summary followed by certain specific services

PWC

-	Form a CC&N water service area to include the Land;

-	Prepare a master water plan with respect to the Land;

-	Confirm and or develop sufficient water plant, well source capacity and Central Arizona Project water source capacity and delivery for the Land;

-	Extend a water distribution main line to the Delivery Point;

-	Provide will-serve letters to applicable governmental agencies necessary for final plat approvals with a schedule of commitment dates personalized for the Land;

-	Obtain a 100-year assured water supply and Certificate of Designation required for final plat approvals and Department of Real Estate approvals;

-	Provide expedited final subdivision plat water improvement plan check and coordination with the Arizona Department of Environmental Quality for Approvals to Construct; and,

-	Obtain/Develop facilities extension agreement for construction of infrastructure within the Land (subject to reimbursement).

PUC

-	Form a CC&N wastewater service area to include the Land;

-	Prepare a master wastewater plan with respect to the Land;

-	Develop a master reclaimed water treatment, retention, and distribution plan including interim well water supply for lake storage facilities;

-	Confirm and or develop sufficient wastewater plant capacity for the Land;

-	Extend a wastewater collection system main line to the Delivery Point;

-	Extend a reclaimed water line to a water storage facility within the Land;

-	Provide all permitting and regulatory approvals including but not limited to an Aquifer Protection Permit and Central Arizona Association of Governments (CAAG) 208 Water Quality Plan as necessary;

-	Provide will-serve letters to applicable governmental agencies necessary for final plat approvals with a schedule of commitment dates personalized for the Land;

-	Provide expedited final subdivision plat wastewater improvement plan check and coordination with the Arizona Department of Environmental Quality for Approvals to Construct; and,

-	Obtain/Develop facilities extension agreement for construction of infrastructure within the Land (subject to reimbursement),

EXHIBIT E

INFRASTRUCTURE COORDINATION AGREEMENT

WATER FACILITIES EXTENSION AGREEMENT

This Agreement is made this             day of                                         , 2005 by and between PICACHO WATER COMPANY an Arizona corporation (“Company”), and                                         , an                                           (“Developer”).

RECITALS:

A.        Developer desires that water utility service be extended to and for its real estate development located in Parcel              of                                           consisting of          (single family, multi-family or commercial) lots, in Pinal County within the general vicinity of the City of             , Arizona (the “Development”). A legal description for the Development is attached hereto as Exhibit “A” and incorporated herein by this reference. The Development is located within Company’s Certificate of Convenience and Necessity (“CC&N”).

B.        Company is a public service corporation as defined in Article XV, Section 2 of the Arizona Constitution which owns and operates a sewage treatment plant and collection system and holds a CC&N from the Commission granting Company the exclusive right to provide sewer utility service within portions of Pinal County, Arizona.

C.        Developer is willing to construct and install facilities within the Development necessary to extend sewer utility service to and within the Development which facilities shall connect to the Company’s system as generally shown on the map attached hereto as Exhibit “B.” Company is willing to provide water utility service to the Development in accordance with relevant law, including the rules and regulations of the Commission on the condition that Developer fully and timely perform the obligations and satisfy the conditions and requirements set forth below.

COVENANTS AND AGREEMENTS:

NOW, THEREFORE, in consideration of the following covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Construction of Facilities. Developer agrees to construct and install water distribution mains and pipelines, valves, booster stations, hydrants, fittings, service lines and all other related facilities and improvements necessary to provide water utility service to each lot or building within the Development as more particularly described in Exhibit “C” attached hereto and incorporated herein by this reference (referred to hereinafter as the “Facilities”). The Facilities shall connect to the Company’s system at the point shown on the approved plans as generally depicted on the map attached hereto as Exhibit “B,” and shall be designed and constructed within the Development in a manner which allows the provision of safe and reliable water utility service to each lot therein. Subject to the terms and conditions set forth herein (including, without limitation, Company’s rights of plan review and approval and inspection of final construction), Developer shall be responsible for all construction activities associated with the Facilities, and Developer shall be liable for and pay when due all costs, expenses, claims and liabilities associated with the construction and installation of the Facilities.

2.        Construction Standards and Requirements. The Facilities shall meet and comply with Company’s standards and specifications, and all engineering plans and specifications for the Facilities shall be approved by Company and its engineers (“Company’s

Engineer”), prior to the commencement of construction. Company and Company’s Engineer shall review the plans and specifications and shall provide any requirements or comments as soon as practicable. Developer shall require that its contractor be bound by and conform to the plans and specifications for the Facilities as finally approved by Company. The construction and installation of the Facilities shall be in conformance with the applicable regulations of the Arizona Department of Environmental Quality (“ADEQ”), the Commission, and any other governmental authority having jurisdiction thereover.

3.        Right of Inspection; Corrective Action. Company shall have the right to have Company’s Engineer inspect and test the Facilities at reasonable times during the course of construction as necessary to ensure conformance with plans and specifications. If at any time before the final acceptance by Company of the Facilities any construction, materials or workmanship are found to be defective or deficient in any way, or the Facilities fail to conform to this Agreement, then Company may reject such defective or deficient construction, materials and/or workmanship and require Developer to fully pay for all necessary corrective construction efforts (“Corrective Action”). Company reserves the right to withhold approval and to forbid connection of any defective portion of the Facilities to Company’s system unless and until the Facilities have been constructed in accordance with plans and specifications and all applicable regulatory requirements. Further, Developer shall promptly undertake any Corrective Action required to remedy such defects and deficiencies in construction, materials and workmanship upon receipt of notice by Company. The foregoing notwithstanding, Company shall not unreasonably withhold or delay acceptance of the Facilities.

4.        Transfer of Ownership. Upon completion and approval of the as-built Facilities by Company and any other governmental authority whose approval is required,

Developer shall transfer all right, title and interest in the Facilities to Company via a bill of sale in a form satisfactory to Company. Thereafter, Company shall be the sole owner of the Facilities and be responsible for their operation, maintenance and repair. Company’s ownership and responsibility shall include all distribution mains and/or related appurtenances within the Development up to the point of connection to the service line of each customer receiving service. Maintenance and repair of each service line, which lines are not part of the Facilities, shall be Developer’s, the Development’s or each individual customers’ responsibility. All work performed by or on behalf of Developer shall be warranted by Developer for one year from the date of transfer of the Facilities to Company against defects in materials and workmanship. Developer shall also covenant, at the time of transfer, that the Facilities are free and clear of all liens and encumbrances, and unless the time period for filing lien claims has expired, shall provide evidence in the form of lien waivers that all claims of contractors, subcontractors, mechanics and materialmen have been paid and satisfied.

5.        Final As-Built Drawings and Accounting of Construction Costs. Immediately following completion and approval of the Facilities, Developer shall provide Company with three sets of as-built drawings and specifications for the Facilities and a reproducible copy of such drawings. Developer shall also provide an accounting of the cost of constructing and installing the Facilities, which amount shall be refundable in accordance with paragraph 8, below. Company shall have no obligation to furnish service to the Development or to accept the transfer of the Facilities until Developer has complied with this paragraph.

6.        Easements. Developer shall be responsible for obtaining all necessary easements and rights-of-way for the construction and installation, and subsequent operation, maintenance and repair of the Facilities. Such easements and rights-of-way shall be of adequate size, location, and configuration so as to allow Company ready access to the Facilities for maintenance and repairs and other activities necessary to provide safe and reliable water utility service. Such easements and rights-of-way shall be provided to Company by Developer at the same time as Developer transfers ownership of the Facilities pursuant to paragraph 4, above. At the time of transfer, all easements and rights-of-way shall be free of physical encroachments, encumbrances or other obstacles. Company shall have no responsibility to obtain or secure on Developer’s behalf any such easements or rights-of-way.

7.        Reimbursement for Engineering and Other Fees and Expenses. Developer shall also reimburse Company for the costs, expenses and fees, including legal fees and costs that are incurred by Company for preparation of this Agreement, for reviewing and approving the plans and specifications for the Facilities to be constructed by Developer, for inspecting the Facilities during construction and other supervisory activities undertaken by Company, for obtaining any necessary approvals from governmental authorities (collectively the “Administrative Costs”). For such purpose, at the time of the signing of this Agreement, the Developer will pay an advance to the Company of Seven Thousand Five Hundred Dollars ($7,500). Developer shall provide additional advances to Company, as may be requested by Company in writing from time-to-time, to reimburse Company for any additional Administrative Costs it incurs. All amounts paid to Company pursuant to this provision shall constitute advances in aid of construction and be subject to refund pursuant to paragraph 8, below.

8.        Refunds of Advances. Company shall refund annually to Developer an amount equal to seven percent (7%) of the gross annual revenues received by Company from the provision of water utility service to each bona fide customer within the Development. Such refunds shall be paid by Company on or before the first day of August, commencing in the fourth calendar year following the calendar year in which title to the Facilities is transferred to and accepted by Company and continuing thereafter in each succeeding calendar year for a total of twenty-two (22) years. No interest shall accrue or be payable on the amounts to be refunded hereunder, and any unpaid balance remaining at the end of such twenty-two year period shall be non-refundable. In no event shall the total amount of the refunds paid by Company hereunder exceed the total amount of all advances made by Developer hereunder. For the purposes of this provision, the total amount of Developer’s advances shall be equal to Developer’s actual cost of constructing the Facilities, less the costs of any corrective action as defined in paragraph 3 above, the costs of curing any defects arising during the warranty period, as provided herein, and the costs of any unreasonable overtime incurred in the construction of the Facilities, above, and the amounts paid by Developer to Company for Administrative Costs pursuant to paragraph 7, above.

9.        Company’s Obligation to Serve. Subject to the condition that Developer fully perform its obligations under this Agreement, Company shall provide water utility service to all customers within the Development in accordance with Company’s tariffs and schedule of rates and charges for service, the rules and regulations of the Commission and other regulatory authorities and requirements. However, Company shall have no obligation to accept and operate the Facilities in the event Developer fails to make any payment provided in this Agreement, fails to construct and install the Facilities in accordance with Company’s standards and specifications and in accordance with the applicable rules and regulations of ADEQ, the Commission or any other governmental authority having jurisdiction thereover, or otherwise fails to comply with the terms and conditions of this Agreement. Developer acknowledges and understands that Company will not establish service to any customer within the Development until such time as

Company has accepted the transfer of the Facilities, and all amounts that Developer is required to pay Company hereunder have in fact been paid. The foregoing notwithstanding, the Company shall not terminate service to any customer within the Development to whom service has been properly established as a consequence of any subsequent breach or nonperformance by Developer hereunder.

10.        Liability for Income Taxes. In the event it is determined that all or any portion of Developer’s advances in aid of construction hereunder constituted taxable income to Company as of the date of this Agreement or at the time Company actually receives such advances hereunder, Developer will advance funds to Company equal to the income taxes resulting from Developer’s advance hereunder. These funds shall be paid to Company within twenty (20) days following notification to Developer that a determination has been made that any such advances constitute taxable income, whether by virtue of any determination or notification by a governmental authority, amendment to the Internal Revenue Code, any regulation promulgated by the Internal Revenue Service, or similar change to any statute, rule or regulation relating to this matter. Such notification shall include documentation reasonably necessary to substantiate the Company’s liability for income taxes resulting from the Developer’s advances in aid of construction under this Agreement. In the event that additional funds are paid by Developer under this paragraph, such funds shall also constitute advances in aid of construction. In addition, Developer shall indemnify and hold Company harmless for, from and against any tax related interest, fines and penalties assessed against Company and other costs and expenses incurred by Company as a consequence of late payment by Developer of amounts described above.

11.        Notice. All notices and other written communications required hereunder shall be sent to the parties as follows:

COMPANY:

Picacho Water Company

Attn: Cindy M. Liles, Vice President

22601 N. 19th Avenue

Suite 210

Phoenix, Arizona 85027

DEVELOPER:

Each party shall advise the other party in writing of any change in the manner in which notice is to be provided hereunder.

12.        Governing Law. This Agreement, and all rights and obligations hereunder, shall be subject to and governed by the rules and regulations of the Commission relating to domestic water utilities and generally shall be governed by and construed in accordance with the laws of the State of Arizona. Developer understands and acknowledges that Company’s rates and charges, and other terms and conditions applicable to its provision of utility service, may be modified from time-to-time by order of the Commission. Company shall provide Developer with copies of such orders that may affect Developer’s rights and obligations hereunder.

13.        Time is of the Essence. Time is and shall be of the essence of this Agreement.

14.        Indemnification: Risk of Loss. Developer shall indemnify and hold Company harmless for, from and against any and all claims, demands and other liabilities and expenses (including attorneys’ fees and other costs of litigation) arising out of or otherwise relating to Developer’s failure to comply with any of the terms and conditions contained herein., including (without limitation) Company’s refusal to serve any unit within the Development based on Developer’s failure to pay all amounts required hereunder in a timely manner. Developer’s duty to indemnify Company shall extend to all construction activities undertaken by Developer, its contractors, subcontractors, agents, and employees hereunder.

15.        Successors and Assigns. This Agreement may be assigned by either of the parties provided that the assignee agrees in writing to be bound by and fully perform all of the assignor’s duties and obligations hereunder. This Agreement and all terms and conditions contained herein shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

16.        Dispute Resolution. The parties hereto agree that each will use good faith efforts to resolve, through negotiation, disputes arising hereunder without resorting to mediation, arbitration or litigation.

17.        Integration: One Agreement. This Agreement supersedes all prior agreements, contracts, representations and understandings concerning its subject matter, whether written or oral.

18.        Attorneys’ Fees. The prevailing party in any litigation or other proceeding concerning or related to this Agreement, or the enforcement thereof, shall be entitled to recover its costs and reasonable attorneys’ fees.

19.        Authority to Perform. Company represents and warrants to Developer that Company has the right, power and authority to enter into and fully perform this Agreement. Developer represents and warrants to Company that Developer has the right, power and authority to enter into and fully perform this Agreement.

DEVELOPER:			COMPANY:

PICACHO WATER COMPANY, L.L.C.
an Arizona corporation

By			By
	Its	Manager		Cindy Liles
			Its:	Vice President

EXHIBIT “A”

Legal Description

EXHIBIT “B”

Point(s) of Connection

EXHIBIT “C”

Water Facilities Budget

(Required to be completed by Developer prior to execution of agreement)

Item	QTY	UNIT	UNIT $	TOTAL $

8” C-900, Class 150 Water Main		LF
8” Valve Box & Cover		EA
Fire Hydrant, Complete		EA
3 / 4” Double Water Service		EA
3 / 4” Single Water Service		EA
1 1/2’ Landscape service		EA
2” Landscape service		EA
1” Landscape service		EA

Subtotal
Sales Tax

Total

EXHIBIT F

INFRASTRUCTURE COORDINATION AGREEMENT

SEWER FACILITIES EXTENSION AGREEMENT

This Agreement is made this              day of                     , 2005 by and between PICACHO UTILITIES COMPANY, L.L.C. an Arizona corporation (“Company”),                                 , an                                  (“Developer”).

RECITALS:

A.         Developer desires that sewer utility service be extended to and for its real estate development located in Parcel              of                      consisting of              (single family, multi-family or commercial) lots, in Pinal County within the general vicinity of the City of Pinal, Arizona (the “Development”). A legal description for the Development is attached hereto as Exhibit “A” and incorporated herein by this reference. The Development is located within Company’s Certificate of Convenience and Necessity (“CC&N”).

B.         Company is a public service corporation as defined in Article XV, Section 2 of the Arizona Constitution which owns and operates a sewage treatment plant and collection system and holds a CC&N from the Commission granting Company the exclusive right to provide sewer utility service within portions of Pinal County, Arizona.

C.         Developer is willing to construct and install facilities within the Development necessary to extend sewer utility service to and within the Development which facilities shall connect to the Company’s system as generally shown on the map attached hereto as Exhibit “B.” Company is willing to provide sewer utility service to the Development in accordance with relevant law, including the rules and regulations of the Commission on the condition that Developer fully and timely perform the obligations and satisfy the conditions and requirements set forth below.

COVENANTS AND AGREEMENTS:

NOW, THEREFORE, in consideration of the following covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

20.         Construction of Facilities. Developer agrees to construct and install sewage collection mains, manholes, pumping stations and/or such other facilities and improvements necessary to provide sewer utility service to each lot or building within the Development as more particularly described in Exhibit “C” attached hereto and incorporated herein by this reference (referred to hereinafter as the “Facilities”). The Facilities shall connect to the Company’s system at the point shown on the approved plans as generally depicted on the map attached hereto as Exhibit “B,” and shall be designed and constructed within the Development in a manner which allows the provision of safe and reliable sewer utility service to each lot therein. Subject to the terms and conditions set forth herein (including, without limitation, Company’s rights of plan review and approval and inspection of final construction), Developer shall be responsible for all construction activities associated with the Facilities, and Developer shall be liable for and pay when due all costs, expenses, claims and liabilities associated with the construction and installation of the Facilities.

21.         Construction Standards and Requirements. The Facilities shall meet and comply with Company’s standards and specifications, and all engineering plans and specifications for the Facilities shall be approved by Company and its engineers (“Company’s Engineer”) prior to the commencement of construction. Company and Company’s Engineer shall review the plans and specifications and shall provide any requirements or comments as soon as practicable. Developer shall require that its contractor be bound by and conform to the plans and specifications for the Facilities as finally approved by Company. The construction and installation of the Facilities shall be in conformance with the applicable regulations of the Arizona Department of Environmental Quality (“ADEQ”), the Commission, and any other governmental authority having jurisdiction thereover.

22.         Right of Inspection; Corrective Action. Company shall have the right to have Company’s Engineer inspect and test the Facilities at reasonable times during the course of construction as necessary to ensure conformance with plans and specifications. If at any time before the final acceptance by Company of the Facilities any construction, materials or workmanship are found to be defective or deficient in any way, or the Facilities fail to conform to this Agreement, then Company may reject such defective or deficient construction, materials and/or workmanship and require Developer to fully pay for all necessary corrective construction efforts (“Corrective Action”). Company reserves the right to withhold approval and to forbid connection of any defective portion of the Facilities to Company’s system unless and until the Facilities have been constructed in accordance with plans and specifications and all applicable regulatory requirements. Further, Developer shall promptly undertake any Corrective Action required to remedy such defects and deficiencies in construction, materials and workmanship upon receipt of notice by Company. The foregoing notwithstanding, Company shall not unreasonably withhold or delay acceptance of the Facilities.

23.         Transfer of Ownership. Upon completion and approval of the as-built Facilities by Company and any other governmental authority whose approval is required, Developer shall transfer all right, title and interest in the Facilities to Company via a bill of sale in a form satisfactory to Company. Company, in its sole discretion, may require Developer to conduct a video inspection of any of the Facilities prior to final approval and acceptance to ensure that no breaks or similar defects exist, Thereafter, Company shall be the sole owner of the Facilities and be responsible for their operation, maintenance and repair. Company’s ownership and responsibility shall include all pumping stations, manholes, collection and transmission mains and/or related appurtenances within the Development up to the point of connection of the sewer line of each customer receiving service to the collection main. Maintenance and repair of each sewer service line, which lines are not part of the Facilities, shall be Developer’s, the Development’s or each individual customers’ responsibility. All work performed by or on behalf of Developer shall be warranted by Developer for one year from the date of transfer of the Facilities to Company against defects in materials and workmanship. Developer shall also covenant, at the time of transfer, that the Facilities are free and clear of all liens and encumbrances, and unless the time period for filing lien claims has expired, shall provide evidence in the form of lien waivers that all claims of contractors, subcontractors, mechanics and materialmen have been paid and satisfied.

24.         Final As-Built Drawings and Accounting of Construction Costs. Immediately following completion and approval of the Facilities, Developer shall provide Company with three sets of as-built drawings and specifications for the Facilities and a reproducible copy of such drawings. Developer shall also provide an accounting of the cost of constructing and installing the Facilities, which amount shall be refundable in accordance with paragraph 8, below. Company shall have no obligation to furnish service to the Development or to accept the transfer of the Facilities until Developer has complied with this paragraph.

25.         Easements. Developer shall be responsible for obtaining all necessary easements and rights-of-way for the construction and installation, and subsequent operation, maintenance and repair of the Facilities. Such easements and rights-of-way shall be of adequate size, location, and configuration so as to allow Company ready access to the Facilities for maintenance and repairs and other activities necessary to provide safe and reliable sewer utility service. Evidence of such easements and rights-of-way shall be provided to Company by Developer at the same time as Developer transfers ownership of the Facilities pursuant to paragraph 4, above. At the time of transfer, all easements and rights-of-way shall be free of physical encroachments, encumbrances or other obstacles. Company shall have no responsibility to obtain or secure on Developer’s behalf any such easements or rights-of-way.

26.         Reimbursement for Engineering and Other Fees and Expenses. Developer shall also reimburse Company for the costs, expenses and fees, including legal fees and costs that are incurred by Company for preparation of this Agreement, for reviewing and approving the plans and specifications for the Facilities to be constructed by Developer, for inspecting the Facilities during construction and other supervisory activities undertaken by Company, for obtaining any necessary approvals from governmental authorities (collectively the “Administrative Costs”). For such purpose, at the time of the signing of this Agreement, the Developer will pay an advance to the Company of Seven Thousand Five Hundred Dollars ($7,500). Developer shall provide additional advances to Company, as may be requested by Company in writing from time-to-time, to reimburse Company for any additional Administrative Costs it incurs. All amounts paid to Company pursuant to this provision shall constitute advances in aid of construction and be subject to refund pursuant to paragraph 8, below.

27.         Refunds of Advances. Company shall refund annually to Developer an amount equal to ten percent (10%) of the gross annual revenues received by Company from the provision of sewer utility service to each bona fide customer within the Development. Such refunds shall be paid by Company on or before the first day of August, commencing in the fourth calendar year following the calendar year in which title to the Facilities is transferred to and accepted by Company and continuing thereafter in each succeeding calendar year for a total of twenty-two (22) years. No interest shall accrue or be payable on the amounts to be refunded hereunder, and any unpaid balance remaining at the end of such twenty-two year period shall be non-refundable. In no event shall the total amount of the refunds paid by Company hereunder exceed the total amount of all advances made by Developer hereunder. For the purposes of this provision, the total amount of Developer’s advances shall be equal to Developer’s actual cost of constructing the Facilities, less the costs of any corrective action as defined in paragraph 3 above, the costs of curing any defects arising during the warranty period, as provided herein, and the costs of any unreasonable overtime incurred in the construction of the Facilities, above, and the amounts paid by Developer to Company for Administrative Costs pursuant to paragraph 7, above.

28.         Company’s Obligation to Serve. Subject to the condition that Developer fully perform its obligations under this Agreement, Company shall provide sewer utility service to all customers within the Development in accordance with Company’s tariffs and schedule of rates and charges for service, the rules and regulations of the Commission and other regulatory authorities and requirements. However, Company shall have no obligation to accept and operate the Facilities in the event Developer fails to make any payment provided in this Agreement, fails to construct and install the Facilities in accordance with Company’s standards and specifications and in accordance with the applicable rules and regulations of ADEQ, the Commission or any other governmental authority having jurisdiction thereover, or otherwise fails to comply with the terms and conditions of this Agreement. Developer acknowledges and understands that Company will not establish service to any customer within the Development until such time as

Company has accepted the transfer of the Facilities, and all amounts that Developer is required to pay Company hereunder have in fact been paid. The foregoing notwithstanding, the Company shall not terminate service to any customer within the Development to whom service has been properly established as a consequence of any subsequent breach or nonperformance by Developer hereunder,

29.         Liability for Income Taxes. In the event it is determined that all or any portion of Developer’s advances in aid of construction hereunder constituted taxable income to Company as of the date of this Agreement or at the time Company actually receives such advances hereunder, Developer will advance funds to Company equal to the income taxes resulting from Developer’s advance hereunder. These funds shall be paid to Company within twenty (20) days following notification to Developer that a determination has been made that any such advances constitute taxable income, whether by virtue of any determination or notification by a governmental authority, amendment to the Internal Revenue Code, any regulation promulgated by the Internal Revenue Service, or similar change to any statute, rule or regulation relating to this matter. Such notification shall include documentation reasonably necessary to substantiate the Company’s liability for income taxes resulting from the Developer’s advances in aid of construction under this Agreement, In the event that additional funds are paid by Developer under this paragraph, such funds shall also constitute advances in aid of construction. In addition, Developer shall indemnify and hold Company harmless for, from and against any tax related interest, fines and penalties assessed against Company and other costs and expenses incurred by Company as a consequence of late payment by Developer of amounts described above.

30.         Notice. All notices and other written communications required hereunder shall be sent to the parties as follows:

COMPANY:

Picacho Utilities Company,

Attn: Cindy M. Liles, Vice President

22601 N. 19th Avenue

Suite 210

Phoenix, Arizona 85027

DEVELOPER:

Each party shall advise the other party in writing of any change in the manner in which notice is to be provided hereunder.

31.         Governing Law. This Agreement, and all rights and obligations hereunder, shall be subject to and governed by the rules and regulations of the Commission relating to domestic sewer utilities and generally shall be governed by and construed in accordance with the laws of the State of Arizona. Developer understands and acknowledges that Company’s rates and charges, and other terms and conditions applicable to its provision of utility service, may be modified from time-to-time by order of the Commission. Company shall provide Developer with copies of such orders that may affect Developer’s rights and obligations hereunder.

32.         Time is of the Essence. Time is and shall be of the essence of this Agreement.

33.         Indemnification: Risk of Loss. Developer shall indemnify and hold Company harmless for, from and against any and all claims, demands and other liabilities and expenses (including attorneys’ fees and other costs of litigation) arising out of or otherwise relating to Developer’s failure to comply with any of the terms and conditions contained herein, including (without limitation) Company’s refusal to serve any unit within the Development based on Developer’s failure to pay all amounts required hereunder in a timely manner. Developer’s duty to indemnify Company shall extend to all construction activities undertaken by Developer, its contractors, subcontractors, agents, and employees hereunder. This indemnity clause shall apply solely and exclusively to the extent that such claim, demand, liability and/or expenses is attributable to the actions or inaction of Developer and/or its contractors, subcontractors, agents and/or employees. This indemnity clause shall not apply to the extent such claim, demand, liability and/or expense is attributable to Company, GWR and/or any other third party

34.         Successors and Assigns. This Agreement may be assigned by either of the parties provided that the assignee agrees in writing to be bound by and fully perform all of the assignor’s duties and obligations hereunder. This Agreement and all terms and conditions contained herein shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

35.         Dispute Resolution. The parties hereto agree that each will use good faith efforts to resolve, through negotiation, disputes arising hereunder without resorting to mediation, arbitration or litigation.

36.         Integration: One Agreement. This Agreement supersedes all prior agreements, contracts, representations and understandings concerning its subject matter, whether written or oral.

37.         Attorneys’ Fees. The prevailing party in any litigation or other proceeding concerning or related to this Agreement, or the enforcement thereof, shall be entitled to recover its costs and reasonable attorneys’ fees.

38.         Authority to Perform. Company represents and warrants to Developer that Company has the right, power and authority to enter into and fully perform this Agreement. Developer represents and warrants to Company that Developer has the right, power and authority to enter into and fully perform this Agreement.

DEVELOPER:		COMPANY:

PICACHO UTILITIES COMPANY
an Arizona corporation

By		By
	Its		Cindy M. Liles
		Its:	Vice President

EXHIBIT “A”

Legal Description

EXHIBIT “B”

Point(s) of Connection

EXHIBIT “C”

Wastewater Facilities Budget

(Required to be completed by Developer prior to execution of agreement)

Item	QTY	UNIT	UNIT $	TOTAL $
8” SDR 35 Sewer Main		LF
10” SDR 35 Sewer Main		LF
4’ Manhole		EA
Sewer Cleanout		EA
4” Sewer Service		EA

Subtotal
Sales Tax

Total

EXHIBIT G

INFRASTRUCTURE COORDINATION AND FINANCE AGREEMENT

SECURITY AGREEMENT

A.         GUARANTY

THIS GUARANTY (“Guaranty”) is made as of December    , 2005 by                                     , a                              (“Guarantor”), in favor of GLOBAL WATER RESOURCES, LLC, a Delaware limited liability company (“GWR”) by which Guarantor hereby agrees to guaranty payment to GWR, on the terms set forth herein, the obligations of                      (“Obligor”) as set for the herein.

B.         RECITALS

A.         GWR and Obligor have entered into that certain Infrastructure Coordination and Finance Agreement, of even date herewith (the “Agreement”), incorporated herein by reference. All capitalized terms used but not defined herein have the meanings given them in the Agreement.

B.         Pursuant to and as more fully described in Section 4.2 of the Agreement, Obligor is obligated to make certain guaranteed minimum payments to GWR (individually, a “Guaranteed Minimum Payment,” and collectively, the “Guaranteed Minimum Payments”) of an interest and financing fee in the amount of $5,015.00 plus CPI Index if applicable per EDU at the time of final plat approval or at other times as specified in the Agreement for 80 EDUs per quarter commencing once the construction of the water reclamation facility has achieved substantial completion, 125 EDUs per quarter for the second year following substantial completion and 170 EDUs per quarter for the third year following substantial completion, until 1,500 EDUs are connected to GWR’s utility system and are actively billed each month.

C.         This Guaranty is being executed in satisfaction of the requirement in Section 4.2 of the Agreement that the Guaranteed Minimum Payment obligations “be documented by a separate guarantee.”

NOW, THEREFORE, for Ten Dollars and other good and valuable consideration, including GWR’s willingness to enter into the Agreement, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1.         Guarantor hereby guaranties to GWR the payment of the Guaranteed Minimum Payments (individually and collectively, the “Guaranteed Obligations”) subject to the following provisions: in the event and to the extent that the obligation to pay a portion of a Guaranteed Minimum Payment to GWR is, pursuant to an instrument in a form reasonably acceptable to GWR, expressly assumed by an entity acquiring and becoming the fee title owner of a portion of the property within the Development, Guarantor’s liability for that portion only of the

Guaranteed Minimum Payment shall be deemed terminated. The Guaranteed Obligations will be secured by that certain Deed of Trust (“Deed of Trust”) attached hereto as Exhibit A. The Deed of Trust will be executed and recorded contemporaneously with the Obligor’s (or Guarantor’s) payment to GWR of the Start Work Notice (approximately $1,000,000), all as provided in section 4 of the Agreement. Guarantor will cause Obligor to ensure that the Deed of Trust is, when recorded, in first position as against the real property described on Exhibit 1 to the Deed of Trust and a failure to do so shall be deemed a breach of the obligations secured by this Guaranty.

2.         Notwithstanding anything to the contrary contained herein, in no event shall Guarantor be liable for, and GWR waives any right to, consequential, special or punitive damages arising out of Obligor’s failure to pay the Guaranteed Obligations.

3.         The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Guarantor or by any defense which Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such case. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay GWR, or allow the claim of GWR in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to GWR Guarantor’s right to receive any such payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

4.         The obligations of Guarantor with respect to the Guaranteed Obligations shall in no event be greater than the obligations of Obligor under the Agreement, and Guarantor shall, with regard to the Guaranteed Obligations, be entitled to all rights and defenses of Obligor under the Agreement, except as expressly waived in this Guaranty.

5.         Guarantor represents and warrants to GWR that no consent of any other person not heretofore obtained, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

6.         Guarantor represents and warrants to GWR that the execution, delivery and performance of this Guaranty shall not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor’s assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s properties, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

7.         No terms or provisions of this Guaranty may be changed, waived, revoked or amended without GWR’s prior written consent. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of and shall be enforceable by GWR and its successors and assigns.

8.         In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, This Guaranty shall be governed by and construed in accordance with the laws of the State of Arizona.

9.     If there is any litigation to enforce or interpret this Guaranty, the unsuccessful party in such litigation, as determined by the court, shall pay to the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys’ fees, costs and expenses incurred by the successful party.

10.         No failure or delay on the part of GWR to exercise any power, right or privilege under this Guaranty shall impair such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

11.         The obligations of the Guarantor hereunder are independent of Obligor’s obligations to make the Guaranteed Minimum Payments, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Obligor or whether Obligor be joined in any such action or actions; and Guarantor has waived the benefit of any statute of limitations affecting their liability hereunder or the enforcement thereof, including, but not limited to A.R.S. Section 12-1641. GWR’s rights hereunder shall not be exhausted by its exercise of any one of its rights or remedies or by any such action or by any number of successive actions until and unless all Guaranteed Minimum Payments have been paid.

12.         Guarantor waives any right to require GWR to (a) proceed against Obligor; (b) proceed against or exhaust any security held from Obligor or, (c) pursue any other remedy in GWR’s power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Obligor or by reason of the cessation from any cause whatsoever of the liability of Guarantor.

13.         The amount of Guarantor’s liability and all rights, powers, and remedies of GWR hereunder and under the Agreement shall be cumulative and not alternative, and such rights, powers, and remedies shall be in addition to all rights, powers, and remedies given to GWR by law.

14.         GWR shall have a lien upon and a right of set-off against all money, securities and other property of Guarantor now or hereafter in the possession of or on deposit with GWR, and every such lien and right of set-off may be exercised without demand upon or notice to Guarantor. No lien or right of set-off shall be deemed to have been waived by any act of GWR or any failure to exercise such right of set-off, and every right of set-off and lien shall continue in full force and effect until such right of set-off or lien is specifically waived or released by an instrument in writing executed by GWR.

15.         Any indebtedness of Obligor now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Obligor to GWR; and such indebtedness of Obligor to Guarantor if GWR so requests shall be collected, enforced and received by Guarantor as trustee for GWR and be paid over to GWR on account of the obligations of Obligor to GWR but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

16.         GWR will release this Security Agreement if Obligor sells the real property that is the subject of the Agreement (“the Land”) to another developer or homebuilder that has the comparable financial stability and creditworthiness as homebuilders such as DR Horton, Engle Homes, Standard Pacific, Lennar Communities, Pulte Homes, KB Homes, Shea Homes, or Fulton Homes. GWR will partially release and reduce the obligation that this Security Agreement secures if Obligor sells a portion of the Land to another developer or homebuilder that has the comparable financial stability and creditworthiness as homebuilders such as DR Horton, Engle Homes, Standard Pacific, Lennar Communities, Pulte Homes, KB Homes, Shea Homes, or Fulton Homes. The amount of the Security Agreement that Coordinator will partially release will be based on the number of EDUs that the subsequent homebuilder or developer will connect to the system. The amount of EDUs will be determined, and the amendment of this Security Agreement will be executed, before the closing of the sale of the portion of the Land.

IN WITNESS WHEREOF, this Guaranty has been executed as of the date first set forth hereinabove.

GUARANTOR:

[SWP – please insert the name of the Guarantor – it must be a party other than the party under which the IFCA is entered into – The signatory for the IFCA is the Obligor under this agreement.]

By:

Exhibit A to Security Agreement

When recorded, return to:

Global Water Resources, LLC

22601 N. 19th Avenue

Suite 210

Phoenix, AZ 85027

DEED OF TRUST

Effective Date:	County and State Where Real Property is located: County, Arizona
TRUSTOR:	BENEFICIARY: Global Water Resources, L.L.C. 22601 N. 19th Avenue, Ste. 210 Phoenix, AZ 85027
TRUSTEE: Andrew Abraham, Esq. 702 E. Osborn Rd, #200 Phoenix, AZ 85014

Obligation Secured (Nature, Date, All Parties):

Payment of the Guaranteed Minimum Payments in accordance with section 4.2 of that certain Infrastructure Coordination and Finance Agreement by and between Beneficiary and                      dated December     , 2005 and section 1 of that certain Guaranty between Beneficiary and                      dated December     , 2005.

Subject Property Street Address:

Subject Real Property Legal Description: See Exhibit 1 attached hereto

1.    Conveyance. Trustor irrevocably grants and conveys to Trustee in trust, with power of sale, the Subject Real Property, subject to covenants, conditions, restrictions, rights of way and easements of record (but not subject to any senior financial obligations), to be held as security for the payment by Trustor of the Obligation Secured and for the performance of other obligations of Trustor as set forth in this Deed of Trust.

2.    Appurtenances. Trustor grants and conveys to Trustee, together with the Subject Real Property, all buildings and improvements now or hereafter erected thereon, and all fixtures attached to or used in connection with the Subject Real Property (including, without limiting the generality of the foregoing, all ventilating, heating, air-conditioning, refrigeration, plumbing and lighting fixtures), together with all leases, rents issues, profits or income therefrom (hereinafter “Property Income”), subject, however, to the right, power and authority hereinafter given to beneficiary to collect and apply such property income.

3.    Taxes and Assessments and Trust Expenses. Trustor shall pay before delinquent all taxes and assessments affecting the Subject Real Property or any part thereof, which appear to be prior or superior hereto all cost, fees and expenses of this trust and all lawful charges, costs and expenses of any reinstatement of this Deed of Trust following default.

4.    Fire Insurance. Trustor shall, at Trustor’s expense, maintain in force fire and extended coverage insurance in any amount of not less than the full replacement value of any buildings which may exist on the Subject Real Property with loss payable to Beneficiary. Trustor shall provide fire insurance protection on his furniture, fixtures and other personal property on the Subject of Real Property in an amount equal to the full insurable value thereof, and promises that any insurance coverage in this regard will contain a waiver of the insurer’s right of the subrogation against Beneficiary.

5.    Liability Insurance. Trustor shall, at Trustor’s expense, maintain in force policies of liability insurance, with Beneficiary as an additional insured thereunder, insuring Trustor against any claims resulting from the injury to or the death of any person or the damage to or the destruction of any property belonging to any person by reason of Beneficiary’s interest hereunder or the use and occupancy of the Subject Real Property by Trustor. Such insurance shall be in the following amounts:

a.         $500,000 against any claim resulting from injury to or the death of any one person;

b.         $1,000,000 against any claim resulting from injury to or the deaths of any number of persons from any one accident;

c.         $500,000 against any claim resulting from the damage to or destruction of any property belonging to any person.

6.    Processing of Insurance Policies. Trustor shall promptly deliver to Beneficiary the originals or true and exact copies of all insurance policies required by this Deed of Trust. Trustor shall not do or omit to do any act which will in any way impair or invalidate any insurance policy required by this Deed of Trust. All insurance policies shall contain a written obligation of the insurer to notify Beneficiary in writing at least ten (10) days prior to any cancellation thereof.

7.    Indemnification of Trustee and Beneficiary. Trustor shall hold Trustee and Beneficiary harmless from, and indemnify them for, any and all claims raised by any third party against Trustee or Beneficiary resulting from their interests hereunder or the acts of Trustor. Such indemnification shall include reasonable attorney’s fees and costs, including cost of evidence of title.

8.    Right of Beneficiary or Trustee to Pay Obligations of Trustor. If Trustor fails or refuses to pay any sums due to be paid by it under the provisions of this Deed of Trust, or fails or refuses to take any action as herein provided, then Beneficiary or Trustee shall have the right to pay any such sum due to be paid by Trustor and to perform any act necessary, The amount of such sums paid by Beneficiary or Trustee for the account of Trustor and the cost of any such action, together with interest thereon at the maximum legal contractual rate per annum from the date of payment until the satisfaction shall be added to the obligation Secured. The payment of Beneficiary or Trustee of any such sums or the performance of any such action shall be prima facie evidence of the necessity therefor.

9.    Condemnation. Any award of damages in connection with any condemnation or injury to any of the Subject Real Property by reason of public use or for damages for private trespass or injury thereto, are assigned in full and shall be paid to Beneficiary, who shall apply them to payment of the principal of the Obligation Secured, the interest thereon and any other charges or amount secured hereby in such manner as Beneficiary may elect. Any remaining balance shall be paid to Trustor. Beneficiary may, at Beneficiary’s option, appeal from any such award in the name of Trustor. Unless Trustor and Beneficiary otherwise agree in writing, any application of such proceeds to principal shall not extend or postpone the due dates of any installment payments of the Obligation Secured or change the amount of such payments.

10.    Care of Property. Trustor shall take reasonable care of the Subject Real Property and the buildings thereon, ordinary depreciation excepted. Trustor shall commit or permit no waste and do no act which will unduly impair or depreciate the value of the Subject Real Property as required, then Beneficiary or Trustee, at their option, may make necessary repairs and add the cost thereof to the obligation Secured. Trustor shall purchase and use on the Subject Real Property the amount of water to which it is or shall be entitled and shall not abandon any water rights, power rights or any rights of whatever nature which are appurtenant to the Subject Real Property.

11.    Right to Inspect Subject Real Property. At all convenient and reasonable times, upon prior notice to Trustor, beneficiary or Trustee shall have the right and license to go on and into the Subject Real Property to inspect it in order to determine whether the provisions of the Deed of Trust are being kept and performed.

12.    Acceleration. In the event of default by Trustor, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written notice setting forth the nature thereof and of election to cause the Subject Real Property to be sold under this Deed of Trust. Beneficiary shall also deposit with Trustee all documents evidencing the Obligation Secured and any expenditure secured hereby.

13. Event	of Default. Each of the following shall be considered an event of default of this Deed of Trust:

a.	The failure of Trustor to make any payment due hereunder or under the Obligation Secured on or before the due date thereof;

b.	The failure of Trustor to perform any duty required by this Deed of Trust;

c.	The sale or attempted sale of the Subject Real Property by Trustor without the consent of Beneficiary;

d.	The removal or attempted removal by Trustor of any property included in the Subject Real Property without the consent of Beneficiary;

e.	Abandonment of the Subject Real Property by Trustor;

f.	The filing, execution or occurrence of:

                         i. A petition in bankruptcy by or against Trustor;

                         ii. A petition or answer seeking a reorganization, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act.

                         iii. Adjunction of Trustor as a bankrupt or insolvent, or insolvency in the bankruptcy equity sense;

                         iv. An assignment by Trustor for the benefit of creditors, whether by trust, mortgage or otherwise;

                         v. A petition or other proceeding by or against Trustor for the appointment of a trustee, receiver, guardian, conservator or liquidator of Trustor with respect to all or substantially all of its property;

                         vi. Trustor’s dissolution or liquidation, or the taking of possession of Trustor’s property by any governmental authority in connection with dissolution or liquidation.

g.	A determination by Beneficiary that the security of the Deed of Trust is inadequate or in danger of being impaired or threatened from any cause whatsoever.

14.    Trustee’s Sale. Upon receipt of Beneficiary’s notice of election to cause the Subject of Real Property to be sold. Trustee shall, in accordance with all provisions of law, give notice of Trustee’s sale and, after the lapse of the required amount of time, sell the Subject Real Property at public auction, at the time and place specified in the Notice of Trustee’s Sale, to the highest bidder for cash in lawful money of the United States, payable at the time of sale. Any persons, including Trustor, Trustee or Beneficiary may purchase at the Trustee’s Sale. Trustee may postpone or continue the sale by giving notice of postponement or continuance by public declaration at the time and place last appointed for sale. Upon sale, Trustee shall deliver to the purchaser a Trustee’s Deed conveying the Subject Real Property, but without any covenant or warranty, expressed or implied.

15.    Proceeds of Trustee’s Sale. After deducting all costs, fees and expenses of Trustee, including the cost of evidence of title in connection with the sale and reasonable attorney’s fees, trustee shall apply the proceeds of sale to payment of all sums then secured hereby and all other sums due under the terms hereof, with accrued interest, and the remainder, if any, to the persons legally entitled thereto or as provided by ARS § 33-812.

16.    Deficiency Judgment. Unless prohibited by law or otherwise, Beneficiary shall, in accordance with ARS § 33-814, be entitled to a deficiency judgment against Trustor if the Trustee’s Sale yields an amount insufficient to fully satisfy Trustor’s obligation hereunder or under the Obligation Secured.

17.    Defaults on Prior Encumbrances. If there are mortgages upon the Subject Real Property or other encumbrances which are prior in time or prior in right, then Trustor promises to comply with the terms of these prior mortgages or encumbrances. If Trustor fails to comply with such terms and defaults on these mortgages or obligations, such default shall also be considered a default of this Deed of Trust, and Trustee or Beneficiary herein may advance the moneys necessary to remedy such defaults, and, if it does, such moneys shall be added to the obligation secured and shall bear the maximum contractual legal rate of interest from the date moneys are tendered. Beneficiary may also proceed on this default by exercising the same remedies it has on this Deed of Trust.

18.    Foreclosure and Other Remedies. In lieu of sale pursuant to the power of sale conferred hereby, this Deed of Trust may be foreclosed in the same manner provided by law for the foreclosure of mortgages on real property. Beneficiary shall also have all other rights and remedies available hereunder and at law or in equity. All rights and remedies shall be cumulative.

19.    Reinstatement After Default. Notwithstanding Beneficiary’s acceleration of sums secured by this Deed of Trust, Trustor shall have the right to have any proceedings begun by Beneficiary to enforce this Deed of Trust discontinued and to have this Deed of Trust reinstated before the day of the Trustee’s Sale. In order to have the Deed of Trust reinstated after default, the Trustor must:

a.	Pay to beneficiary the entire amount due under this Deed of Trust and the Obligation Secured, other than such portion of the principal as would not be due had no default occurred;
b.	Cure all defaults or any covenants or agreements of Trustor as contained in this Deed of Trust;
c.	Pay all costs and expenses incurred by Beneficiary and Trustee in enforcing the terms of this Deed of Trust and pursuing remedies in accordance with ARS § 33-813;
d.	Pay reasonable attorney’s fees actually incurred by Beneficiary and Trustee in accordance with ARS § 33-813;
e.	Pay the recording fee for any cancellation of notice of sale;
f.	Pay the Trustee’s fees, in accordance with ARS § 33-813. Upon reinstatement, this Deed of Trust and the obligation secured hereby shall remain in full force and effect as if no

acceleration	had occurred.

20.    Assignment of Property Income. As additional security, Trustor hereby gives Beneficiary the right, power and authority during the continuance of this Trust, to collect the property income, reserving to Trustor he right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such property income as it becomes due and payable. Upon any such default, Beneficiary may either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured: (i) enter upon and take possession of the Subject Real Property or any part thereof; in its own name sue for or otherwise collect such property income, including that past due and unpaid; and (ii) apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, in such order as Beneficiary may determine.

21.    Acts of Trustee Affecting Subject Real Property. At any time, without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Obligation Secured for endorsement, Trustee may, without liability, release and reconvey all or any part of the Subject of Real Property; consent to the making and recording, or either, of any map or plat of all or any part of the Subject Real Property; join in granting any easement thereon; join in or consent to any extension agreement or any agreement subordinating the lien, encumbrance or charge hereof. Any such action by Trustee may be taken without affecting the personal liability of any person for payment of the indebtedness secured hereby, without affecting the security hereof for the full amount secured hereby on all property remaining subject hereto, and without the necessity that any sum representing the value or any portion thereof of the property affected by Trustee’s action be credited on the indebtedness.

22.    Satisfaction of the Obligation. If Trustee receives full payment of the Obligation Secured in the amount secured, at the request of Trustor, Trustee shall acknowledge satisfaction of the Deed of Trust by recording and delivering to Trustor a Satisfaction or Release of Realty Deed of Trust. Should Trustee fail to make such acknowledgment as required by ARS § 33-712, Trustee shall be liable to Trustor, its heirs or assigns, in accordance with ARS § 33-712.

23.    Notices. Copies of all notices and communication concerning this Deed of Trust shall be mailed to the parties at the addresses specified in this Deed of Trust, and any change of address shall be communicated to the other party in writing. Any documents which may adversely affect the rights of any party to this Deed of Trust shall be dispatched by Certified Mail, Return Receipt Requested.

24.    Headings. The marginal or topical headings of the provisions herein are for convenience only and do not define, limit or construe the contents of these provisions.

25.    Interpretation. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural and vice versa.

26.    Applicable Law. This Deed of Trust shall be subject to and governed by the laws of the State of Arizona, regardless of the fact that one or more parties now is or may become a resident of a different state.

27.    Waiver. Any waiver by either party of a breach of any provision of this Deed of Trust shall not operate or be constructed as a waiver of any subsequent breach hereof.

28.    Succession of Benefits. The provisions of this Deed of Trust shall insure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, conservators and permitted assigns.

29.    Successor Trustee. Beneficiary may appoint a Successor Trustee in the manner prescribed by law. A Successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all predecessor’s title, estate, rights, powers and duties. Trustee may resign by mailing or delivering notice thereof to Beneficiary and Trustor.

30.    Entire Agreement. The terms of this Deed of Trust constitute the entire agreement between the parties, and the parties represent that there are no collateral or side agreements no otherwise provided for within the terms of this Deed of Trust.

31.    Time of Essence. Time is of the essence in this Deed of Trust and every term, condition, covenant and provision hereof.

32.    Modification. No modification of this Deed of Trust shall be binding unless evidenced by an agreement in writing and signed by both parties.

33.    Partial Invalidity. If any provision of this Deed of Trust is held to be invalid or unenforceable, all the remaining provisions shall nevertheless continue in full force and effect.

                                                                                                       Trustor

STATE OF Arizona	)
) ss.
County of		)

On this              day of                                 , 2005, before me, a Notary Public, personally appeared                                 , known to me or satisfactorily proven to be the person whose name is subscribed and acknowledged that he/she executed the same. If this person’s name is subscribed in a representative capacity, it is for the principal named and in the capacity indicated.

                                                                               Notary Public

Notary Expiration Date: